Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference, in Registration Statement Nos. 333-147140, 333-184585, 333-202550 and 333- 220158 on Form S-8 of our reports dated February 28, 2019, relating to the consolidated financial statements of Nova Measuring Instruments Ltd. (the “Company”), and the effectiveness of Company's internal control over financial reporting, included in this Annual Report on Form 20-F of the Company for the year ended December 31, 2018.

/s/ Kost Forer Gabbay & Kasierer
Kost Forer Gabbay & Kasierer
A member of Ernst & Young

Tel Aviv, Israel
February 28, 2019